RESCISSION AGREEMENT

This RESCISSION AGREEMENT (this “Agreement”) is made as of the 16th day of September, 2013, by and among VIGGLE INC., a Delaware corporation (the “Company”), SILLERMAN INVESTMENT COMPANY LLC, a Delaware limited liability company (“SIC”), SILLERMAN INVESTMENT COMPANY II LLC, a Delaware limited liability company (“SIC II”), and Robert F.X. Sillerman (“Sillerman”). The Company, SIC, SIC II and Sillerman shall each be referred to as a “Party” and collectively shall be referred to as the “Parties.”

R E C I T A L S

WHEREAS, on June 29, 2012, the Company and SIC entered into a Line of Credit Grid Promissory Note, which note was subsequently amended (as amended, the “Line of Credit Grid Promissory Note”), so that on March 11, 2013, the amount of principal and accrued interest on the Line of Credit Grid Promissory Note was $21,748,097.88;
WHEREAS, the Line of Credit Grid Promissory Note bore an interest rate of 9%, was unsecured and was not convertible into any other Company securities;
WHEREAS, on March 11, 2013, the Company and SIC entered into an Exchange Agreement, dated as of March 11, 2013, by and between SIC and the Company (the “Exchange Agreement”), pursuant to which SIC exchanged the Line of Credit Grid Promissory Note for a new note (the “New Note”), which New Note bears an interest rate of 8%, is secured pursuant to a Security Agreement, dated as of March 11, 2013, by and between SIC and Sillerman, as Collateral Agent (the “Security Agreement”), and is convertible into Common Stock, par value $0.001 per share, of the Company (the “Common Stock”);
WHEREAS, pursuant to the Exchange Agreement, in connection with the exchange of the Line of Credit Grid Promissory Note for the New Note, the Company issued to SIC 8,312,699 shares of Common Stock (the “March Shares”), representing 40,000 shares of Common Stock for each $100,000 of the Line of Credit Grid Promissory Note so exchanged;
WHEREAS, on February 11, 2013, the Company and SIC II, and affiliate of SIC, entered into a Line of Credit Grid Promissory Note pursuant to which SIC II agreed to provide the Company a line of credit of up to $25,000,000 (the “New Line of Credit Note”), and in consideration of SIC II’s agreeing to enter into the New Line of Credit Note, the Company issued to SIC II 5,000,000 shares of Common Stock (the “February Shares”);
WHEREAS, the parties now wish to rescind the transactions pursuant to the Exchange Agreement, such that that the Company and SIC each will be in the relative position that such party occupied had the Exchange Agreement not been consummated, such that the New Note will be cancelled, the March Shares will be deemed to have never been issued, and the Line of Credit Grid Promissory Note will be deemed to remain in place as though the Exchange Agreement had never been consummated;

WHEREAS, SIC II has agreed that it will return to the Company and forfeit the February Shares; and
WHEREAS, the Company desires to issue to SIC II warrants to purchase 5,000,000 shares of the Company’s Common Stock, which warrants will be exercisable for 5 years from issuance and will have an exercise price equal to the closing price of the Company’s shares on the date of issuance (the “Warrants”).
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Rescission of Exchange Agreement and February Shares. The Exchange Agreement and the transactions contemplated thereby are hereby irrevocably rescinded and null and void ab initio, and, in connection therewith, each of the following shall hereby be irrevocably rescinded and null and void ab initio: (a) the New Note; (b) the issuance of the March Shares, and (c) the Security Agreement. In addition, the issuance of the February Shares is hereby irrevocably rescinded and null and void ab initio. Accordingly, SIC shall deliver to the Company the New Note and the stock certificates representing the March Shares and the February Shares duly endorsed in blank for immediate cancellation, the March Shares and February Shares shall be cancelled and returned to treasury, and the Line of Credit Grid Promissory Note shall remain in place as though the Exchange Agreement had never been executed or consummated.

2.Issuance of Warrants. The Company shall issue to SIC II the Warrants in the form of Exhibit A attached hereto.
3.Security Agreement for the New Line of Credit Note. The parties acknowledge that the Security Agreement shall be terminated and shall no longer be of force or effect.
4.Confidentiality. Each of the Parties hereby agrees that the terms of this Agreement are to be held confidential and agrees to refrain from disclosing to any Person, directly or through any agent, any of the terms of this Agreement. Disclosure shall be permitted only under the following conditions: (a) the terms of this Agreement may be disclosed in confidence to employees of the Parties only to the extent that disclosure of the terms is necessary to manage corporate affairs, or as may be required by law or under corporate reporting requirements, (b) the terms of this Agreement may be disclosed in confidence to the Parties’ attorneys, accountants, auditors, tax preparers, financial advisors, and financing sources, so long as such persons are bound by obligations of confidentiality, or (c) the terms of this Agreement may be disclosed to the extent necessary to fulfill any legally required disclosure, and, in particular, the Company may disclose the terms of this Agreement in connection with its filings with the Securities and Exchange Commission.
5.Further Assurances. Each Party shall promptly execute, acknowledge and deliver any other assurances, documents or instruments that are reasonably requested by another Party and necessary for the requesting Party to satisfy its obligations hereunder or to obtain the benefits of the transactions contemplated hereby.

6.No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
7.Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.
8.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.
9.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States, in each case located in the County of New York, for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement in the courts of the State of New York or the United States, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.
10.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11.Specific Performance. The Parties acknowledge and agree that they would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any of the Parties could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a Party may be entitled, at law or in equity, such Party shall be entitled to enforce and provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.
12.Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (.pdf)) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

VIGGLE INC. By: /s/ Mitchell J. Nelson Name: Mitchell J. Nelson Title: Executive Vice President	SILLERMAN INVESTMENT COMPANY LLC By: /s/ Robert F.X. Sillerman Name: Robert F.X. Sillerman Title: Manager

SILLERMAN INVESTMENT COMPANY II LLC

By: /s/ Robert F.X. Sillerman
Name: Robert F.X. Sillerman
Title: Manager

SOLELY AND EXCLUSIVELY FOR THE PURPOSES SECTIONS 1(c) AND 3 OF THIS AGREEMENT:

ROBERT F.X. SILLERMAN, AS COLLATERAL AGENT

/s/ Robert F.X. Sillerman
Robert F.X. Sillerman